Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 6 (File No. 333-143719) of our report dated March 28, 2008, except for Note 14 as to which the date is April 23, 2008, relating to the Successor financial statements and financial statement schedule of SS&C Technologies Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 24, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 6 (File No. 333-143719) of our report dated March 31, 2006, except for the last three paragraphs of Note 2 as to which the date is June 8, 2007, relating to the Predecessor financial statements of SS&C Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 24, 2008